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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-87014, 333-94379, 333-46630, 333-91781, 333-91787, 333-104712, 333-91791,
333-91785, and 333-33878 of Teledyne Technologies Incorporated of our report dated November 3, 2003 (June 18, 2004 as to Note R) on the financial statements of Isco, Inc. and subsidiaries for the year ended July 25, 2003 included in this Form 8-K/A.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
August 16, 2004